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                                                                    EXHIBIT 8.1


                               Baker Botts L.L.P.
                                 One Shell Plaza
                              910 Louisiana Street
                            Houston, Texas 77002-4995
                                  713.229.1234
                                FAX 713.229.1522

August 18, 2003

006240.0151

Valero Energy Corporation
One Valero Place
San Antonio, Texas 78212

Ladies and Gentlemen:

         We have acted as counsel to Valero Energy Corporation, a Delaware corporation ("Valero"), relating to the registration of 10,000,000 shares of Valero 2% Mandatory Convertible Preferred Stock (the "Preferred Stock"). In that connection, reference is made to the registration statement under the Securities Act of 1933, as amended (the "Securities Act"), of Valero on Form S-3 (Registration No. 333-106949) filed with the Securities and Exchange Commission (the "Commission") on July 11, 2003, as to be amended by Amendment No. 1 on August 18, 2003 (the "Registration Statement"). At your request, this opinion of counsel is being furnished to you for filing as Exhibit 8.1 to the Registration Statement. In providing this opinion, we have examined and are relying on the truth and accuracy at all relevant times of the statements and representations contained in (i) the Registration Statement, (ii) certain other filings made by Valero with the Commission, and (iii) other information provided to us by Valero.

         Based on certain assumptions set forth therein, the statements of legal conclusion set forth under the caption "Federal Income Tax Considerations" in the Registration Statement reflect our opinions on the material tax consequences of the purchase, ownership and disposition of the Preferred Stock, and any common stock received on its conversion, based on the Internal Revenue Code of 1986 and applicable regulations thereunder, both as in effect on the date hereof, and on reported judicial decisions. Our opinion is limited to tax matters specifically covered hereby.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                               Very truly yours,

                                               BAKER BOTTS L.L.P.